Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS AND JOHNSON MATTHEY ANNOUNCE STRATEGIC MANUFACTURING PARTNERSHIP

Partnership Involves Large-Scale Production of CL2A-SN-38, the Drug-Linker Used in Immunomedics’ Lead Antibody-Drug Conjugate, Sacituzumab Govitecan

Morris Plains, N.J., and Devens, MA., December 26, 2018 — Immunomedics, Inc., (NASDAQ: IMMU) and Johnson Matthey (LSE: JMAT), today announced the companies have expanded their long-term master supply agreement under which Johnson Matthey will continue to scale the manufacturing of CL2A-SN-38, the drug-linker that is a key component of sacituzumab govitecan, Immunomedics’ lead antibody-drug conjugate currently under priority review by the FDA for accelerated approval as a treatment for patients with metastatic triple-negative breast cancer.

“We are significantly scaling our ongoing partnership with Johnson Matthey,” said Dr. Morris Rosenberg, Chief Technology Officer of Immunomedics. “This agreement signifies our continuing commitment to expand our supply-chain strategy as we look to broaden the applicability of sacituzumab govitecan to a multitude of solid cancer indications and expand it to other world markets.”

“Immunomedics is one of our largest and most strategic relationships and we are proud to be able to contribute to their efforts in providing viable treatment options to improve cancer patients’ lives,” said Jason Apter, Sector Chief Executive, Health at Johnson Matthey.

Financial terms of the agreement were not disclosed.

About Sacituzumab Govitecan

Sacituzumab govitecan, Immunomedics’ most advanced product candidate, is a novel, first-in-class antibody-drug conjugate. It is currently under priority review by the U.S. Food and Drug Administration for accelerated approval as a treatment of patients with metastatic triple-negative breast cancer who have received two prior therapies for metastatic disease. If approved, sacituzumab govitecan would be the first therapy approved for patients with metastatic triple-negative breast cancer.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

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Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing and approval timelines for BLAs and BLA supplements, out-licensing arrangements, forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Dr. Chau Cheng	Lauren Wood
(973) 531-9123	(973) 531-9287
ccheng@immunomedics.com	lwood@immunomedics.com

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